UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2007

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Landry's Restaurants, Inc. (the "Company") announced on August 2, 2007 that it has obtained a temporary restraining order from the Honorable Samuel B. Kent, the Federal Judge for the United States District Court for the Southern District of Texas, Galveston Division, which immediately orders the Indenture Trustee of the Company’s $400 million 7.5% Senior Notes to immediately withdraw the Notice of Acceleration, that all holders of the Senior Notes are temporarily enjoined and restrained from taking any direct or indirect action predicated on the basis that the Senior Notes have been accelerated, and that all holders of the Senior Notes are temporarily enjoined and restrained from directly or indirectly communicating to any third party person or entity that the Senior Notes have been accelerated or that the Company is not paying its debts as they come due. A temporary injunction hearing is scheduled for August 16, 2007 in the United States District Court for the Southern District of Texas to determine whether the injunction should continue as requested by the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Press Release dated August 2, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

August 3, 2007	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 2, 2007